EXHIBIT 99.1

[GRAPHIC OMITTED]

Systemax Reports 3Q00 Results
Restates First and Second Quarters

PORT WASHINGTON, NY, November 9, 2000 – Systemax Inc. (NYSE: SYX) announced results for the third quarter ended September 30, 2000. Net sales were $410 million compared to $441 million, a 7 % decrease from the year ago quarter. The Company incurred a net loss of $14.2 million, or $0.42 per diluted share, compared to net income of $9.3 million, or $0.26 per diluted share.

For the nine months ended September 30, 2000, net sales were $1.265 billion compared to $1.276 billion, a decrease of 1% from the same period a year ago. Nine month net losses totaled $31.3 million, or $0.91 per diluted share, compared to net income of $25.3 million, or $0.71 per diluted share, in the year ago period.

Richard Leeds, Chairman and Chief Executive Officer, expressed disappointment with the third quarter and year to date operating results. However, he continues to be pleased with the progress being made in building relationship marketing sales throughout the Company, which increased by 14% this quarter compared to the same period a year ago. “Growth in sales and earnings in Europe during the quarter remained strongly ahead of last year’s levels,” he added. “We continue to review expense levels throughout the Company in an effort to return to overall profitability.”

Steven M. Goldschein, Chief Financial Officer, stated that the Company has substantially concluded its investigation of the previously reported financial irregularities at its Midwest Micro Corp. subsidiary. The matter has been referred to law enforcement officials. These irregularities totaling $19.1 million (net of tax benefit) relate principally to inventory. As a result, net income for the three months ended March 31, 2000, previously reported as $0.12 per diluted share, has been restated to a net loss of $0.07 per diluted share. Results for the three months ended June 30, 2000, previously reported as a net loss of $0.06 per diluted share, have been restated to a net loss of $0.43 per diluted share. Six-month results, previously reported as net income of $0.06 per diluted share, have been restated to a net loss of $0.49 per diluted share.

Mr. Leeds commented, “The investigation is behind us and we are fully focused on returning Midwest Micro to its traditional level of profitability. During the third quarter, we instituted a more focused product and marketing direction, including the elimination of unprofitable business with certain customers, and have reduced inventory to significantly lower levels. We are making strategic additions to our management team that give me confidence that we should be able to return Midwest Micro to profitability over the next few quarters.”

Systemax Inc. (www.systemax.com) is a direct marketer of private label and brand name PCs, notebook computers, computer-related products and industrial products in North America and Europe. The Company features a broad selection of products, extensive customer service and prompt order fulfillment.

Contacts:

Investors: Investor Relations, Systemax Inc., 516-608-7000 x7181 or investinfo@systemax.com. Media: Gary Fishman (gary.fishman@hudsonstone.com) at 212-889-1727 x110 of The Hudson Stone Group.

                                                  SYSTEMAX INC.
                                    Consolidated Statements of Income
                                (In thousands, except per share and share amounts)

                                                   Three Months Ended                   Nine Months Ended
                                                      September 30,                       September 30,
                                             ------------------------------  --------------------------------
                                                      2000            1999           2000           1999
                                             --------------   -------------  -------------  -------------
Net Sales                                         $409,795        $440,659     $1,264,637     $1,276,109
Cost of Sales                                      362,615         362,962      1,104,343      1,042,880
                                             --------------   -------------  -------------  -------------
Gross Profit                                        47,180          77,697        160,294        233,229
Selling, General & Admin Expenses                   68,166          61,884        204,933        191,319
                                             --------------   -------------  -------------  -------------
Income (Loss) From Operations                     (20,986)          15,813       (44,639)         41,910
Interest And Other Income (Expense), Net             (582)             271        (2,813)            625
                                             --------------   -------------  -------------  -------------
Income (Loss) Before Income Taxes                 (21,568)          16,084       (47,452)         42,535
Provision (Benefit) For Income Taxes               (7,332)           6,770       (16,133)         17,228
                                             --------------   -------------  -------------  -------------
Net Income (Loss)                                $(14,236)          $9,314      $(31,319)        $25,307
                                             ==============   =============  =============  =============
Net Income (Loss) Per Common Share:
Basic And Diluted                                  $(0.42)           $0.26        $(0.91)          $0.71
                                             ==============   =============  =============  =============
Weighted Average Common And Common
 Equivalent Shares:
Basic                                           34,104,290      35,732,190     34,429,712     35,870,341
                                             ==============   =============  =============  =============
Diluted                                         34,104,290      35,732,190     34,429,712     35,885,940
                                             ==============   =============  =============  =============

Forward-Looking Statements: This news release may include certain forward-looking statements. Forward-looking statements may include, but are not limited to, projections of revenue, income or loss and capital expenditures, statements regarding future operations, financing needs, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “believes”, “estimates”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including but not limited to (i) the Company’s ability to manage rapid growth as a result of internal expansion and strategic acquisitions, (ii) the effect on the Company of volatility in the price of paper and periodic increases in postage rates, (iii) the operation of the Company’s management information systems, including the costs and effects associated with the year 2000 date change problem, (iv) the general risks attendant to the conduct of business in foreign countries, including currency fluctuations associated with sales not denominated in U.S. dollars, (v) significant changes in the computer products retail industry, especially relating to the distribution and sale of such products, (vi) competition in the PC, notebook computer, computer related products and industrial products markets from superstores, direct marketers, the Internet and other retailers, (vii) the potential for expanded imposition of state sales, use or other taxes and additional government regulation on direct marketers, (viii) the continuation of key vendor relationships, including the ability to continue to receive vendor supported advertising, (ix) timely availability of existing and new products, (x) risks involved with e-commerce, including the possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to the Company, (xi) risks associated with delivery of merchandise to customers by utilizing common delivery services such as UPS, including possible strikes, (xii) risks due to shifts in market demand and/or price erosion of owned inventory, (xiii) borrowing costs, (xiv) changes in taxes due to changes in the mix of U.S. and non-U.S. revenue, (xv) pending or threatened litigation and investigations and (xvi) the availability of key personnel, as well as other risk factors. These factors are discussed in greater detail in “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations -- Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission.

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